UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2006

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See disclosure under Item 8.01 below.

Item 8.01 Other Events.

On January 6, 2006, AVANIR Pharmaceuticals issued a press release announcing that its Board of Directors has approved the implementation of a one-for-four reverse split of the Company's common stock. The reverse split was previously approved by the Company's shareholders at the Company's annual shareholder meeting held on March 17, 2005. The Company's common stock will begin trading on a split-adjusted basis when the market opens on January 18, 2006.

On January 3, 2006, the Company issued a press release announcing that a Phase I study has been initiated in partnership with AstraZeneca UK Limited (AstraZeneca) to evaluate the safety of AZD2479, a compound under development as a reverse cholesterol transport enhancer. The allowance of the investigational new drug application by the Food & Drug Administration triggers a $5 million milestone payment from AstraZeneca to the Company, the first designated milestone under the terms of the research collaboration and license agreement entered into in July 2005.

Copies of the press releases dated January 6, 2006 and January 3, 2006 are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

99.1 Press release, dated January 6, 2006.
99.2 Press release, dated January 3, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

January 6, 2006	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP, Finance and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 6, 2006
99.2	Press release, dated January 3, 2006